Exhibit 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

OF PRESBIA PLC

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Presbia PLC (the “Company”) for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark Yung, as Chief Executive Officer of the Company, and Richard Fogarty, as Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, based upon a review of the Report:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark Yung
Name: Mark Yung
Title: Chief Executive Officer
Date: March 30, 2018

/s/ Richard Fogarty
Name: Richard Fogarty
Title: Chief Accounting Officer
Date: March 30, 2018